* AMENDED JUNE 12, 2006*

                             MILLINGTON SAVINGS BANK
                             MILLINGTON, NEW JERSEY

                   DIRECTORS CONSULTATION AND RETIREMENT PLAN
                             AS AMENDED AND RESTATED

         WHEREAS,  Millington Savings Bank, Millington, New Jersey (the "Savings
Bank")  has  previously   implemented  the  Millington  Savings  Bank  Directors
Consultation and Retirement Plan (the "Plan"), effective February 10, 1997, and

         WHEREAS, certain revisions to the Plan are necessary in order to conform the Plan to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and related regulations and notices promulgated thereunder ("Code").

         NOW THEREFORE, BE IT RESOLVED that the Plan shall be revised, amended and restated, effective January 1, 2005, as follows:


                                    ARTICLE I

                                   DEFINITIONS

         The following words and phrases as used herein shall, for the purpose of the Plan and any subsequent amendment thereof, have the following meanings unless a different meaning is plainly required by the content:

         "Beneficiary" means the surviving spouse of the Participant (if any) as of the date of death of such Participant, or in the alternative, the estate of the Participant. The term Beneficiary shall include the estate of the surviving spouse. Notwithstanding the foregoing, the Participant may designate a Beneficiary or Contingent Beneficiaries in writing on forms provided for this purpose by the Committee, which written designations may be changed from time to time by similar written notice to the Committee. Such written designations shall only be effective upon actual delivery to and acknowledgment by the Committee. References to beneficiaries in the will of a Participant shall not be binding on the Plan.

         "Board"   means  the  Board  of  Directors  of  the  Savings  Bank,  as
constituted from time to time, and successors thereto.

         "Change in Control" shall mean: (i) a change in ownership of the Bank under paragraph (a) below, or (ii) a change in effective control of the Bank under paragraph (b) below, or (iii) a change in the ownership of a substantial portion of the assets of the Bank under paragraph (c) below:

(a) CHANGE IN THE OWNERSHIP OF THE BANK. A change in the ownership of the Bank shall occur on the date that any one person, or more than one person acting as a group (as defined in paragraph (b)), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation (within the meaning of paragraph (b) below). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This paragraph (a) applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction.

(b) CHANGE IN THE EFFECTIVE CONTROL OF THE BANK. A change in the effective control of the Bank shall occur on the date that either (i) any one person, or more than one person acting as a group (as determined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 35 percent or more of the total voting power of the stock of such corporation; or (ii) a majority of members of the corporation's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation's board of directors prior to the date of the appointment or election, provided that for purposes of this paragraph (b)(ii), the term corporation refers solely to a corporation for which no other corporation is a majority shareholder. In the absence of an event described in paragraph (i) or (ii), a change in the effective control of a corporation will not have occurred. If any one person, or more than one person acting as a group, is considered to effectively control a corporation (within the meaning of this paragraph (b)), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation (or to cause a change in the ownership of the corporation within the meaning of paragraph (a)). Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(c) CHANGE IN THE OWNERSHIP OF A SUBSTANTIAL PORTION OF THE BANK'S ASSETS. A change in the ownership of a substantial portion of the Bank's assets shall occur on the date that any one person, or more than one person acting as a group (as determined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. There is no Change in Control event under this paragraph (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer.

(d) Each of the sub-paragraphs (a) through (c) above shall be construed and interpreted consistent with the requirements of Section 409A of the Code and any Treasury regulations or other guidance issued thereunder. However, a change in control shall not be deemed to have occurred as a result of a holding company reorganization of the Bank and simultaneous acquisition of more than 50% of the Bank's stock (following the Bank's conversion to stock form) by a parent savings and loan holding company or bank holding company.

         "Code" means the Internal Revenue Code of 1986, as amended, and regulations and guidance promulgated thereunder.

         "Committee"  means  the  Board  or  the  administrative   committee  as
appointed by the Board pursuant to Section 7.11 herein.

         "Department" means the New Jersey Department of Banking.

         "Director"  means a member of the  Board of  Directors  of the  Savings
Bank.

         "Disability" means total and permanent disability within the meaning of the Social Security Act.

         "Effective Date" means February 10, 1997 with respect to the initial effective date of the Plan and January 1, 2005 with respect to the effective date of this amendment and restatement of the Plan.

         "Participant" means a Director serving on or after the Effective Date and electing to participate in the Plan. A Director's participation in the Plan shall continue as long as he or she fulfills all the requirements for participation subject to the right of termination, amendment, and modification of the Plan set forth herein.

         "Plan" means the Millington Savings Bank Directors Consultation and Retirement Plan, as amended and restated, as set forth herein, and as may be amended from time to time by the Board.

         "Retirement Benefit Amount" means the benefit payable under the Plan in accordance Section 2.4 herein.

         "Retirement Date" means the date of termination of service as a Director following a Participant's completion of not less than ten (10) years of service as a Director. Upon death or Disability, a Director shall be deemed to have terminated service as of such date.

         "Savings Bank" or "Bank" means Millington Savings Bank, Millington, New Jersey, or any successor thereto.

         "Service" means all years of service as a Director of the Savings Bank and all predecessor (or successor) entities of the Savings Bank, including years of service prior to the Effective Date. Years of service as a Director need not be continuous.

         "Trust" shall mean any trust agreement entered into on behalf of the Plan by the Savings Bank for the purpose of holding assets of the Savings Bank in order to promote the efficient administration of the Plan.


                                   ARTICLE II

                                    BENEFITS

         2.1 Retirement. Upon a Participant's termination from service as a Director on or after his or her Retirement Date whereby such Participant has completed not less than ten (10) years of service, the Savings Bank shall pay to the Participant the Retirement Benefit Amount, as described and in the amount set forth at Article II, Section 2.4. Payment of such Retirement Benefit Amount shall begin on the first business day of the month immediately following a Participant's Retirement Date or such later date as specified in the agreement contained at Schedule A hereto and approved by the Committee, but in no event shall such payments commence prior to the date that such Participant shall have attained the minimum age of at least sixty-five (65); provided that any such later date requested by a Participant shall be requested in writing not less than one year prior to the Retirement Date and such commencement date shall be not earlier than five years from the Retirement Date. The payments will continue to be paid on the first business day of each subsequent month until all scheduled payments are made to the Participant or the Beneficiary. Except as provided at Article II, Sections 2.2, 2.3, and 2.5 herein, upon a Participant's termination from service as a Director of the Savings Bank prior to his or her Retirement Date, the Savings Bank shall have no financial obligations to the Participant under the Plan.

         2.2      Change in Control.

                           (a)  Benefits  payable  to  a  Participant  that  has
                  terminated from service as a Director prior to the date of a Change in Control of the Savings Bank shall nevertheless remain payable thereafter without regard to such Change in Control. However, upon a Change in Control, all future benefits payable pursuant to Sections 2.1, 2.2, 2.3, and 2.5 of the Plan, shall be made in a lump sum payment equal to the present value of all future benefits payable to such Participant. The interest rate in effect for a 3 year U.S. Treasury Note on the date of the lump sum payment shall be used for purposes of calculating the present value of amounts payable in accordance with Section 2.4.

                           (b) A Participant that has not terminated from service as a Director prior to the date of Change in Control of the Savings Bank shall, as of the date of a Change in Control, be presumed to have completed not less than twenty
                  (20) years of service and attained the age of not less than 65, and such Participant shall be eligible to receive the Retirement Benefit Amount set forth herein at Article II,
                  Section 2.4 immediately upon termination of service as a Director following the date of a Change in Control without regard to the actual years of service or age of such
                  Participant, if less than that provided herein. Such Retirement Benefit Amount shall be paid at the election of the Participant in the form of a lump sum payment equal to the present value of the Retirement Benefit Amount payable under
                  Section 2.4 discounted as provided at Section 2.2(a). Payment of the lump sum amount shall be made to the Participant as soon as practicable after the Participant's termination from service following a Change in Control.

         2.3 Total and Permanent Disability. In the event of the Disability of a Participant prior to the Retirement Date, such Participant will be paid the Retirement Benefit Amount specified at Article II, Section 2.4 based upon the presumption that such Participant shall have attained at least age 65. For purposes of benefits accrual, such Participant's years of service shall be determined based upon the date of certification of his or her Disability; provided that no benefits shall be payable hereunder if such Participant shall have completed less than ten (10) years of service as of the date of such Disability. Payment of such benefits shall begin on the first business day of the month immediately following the Savings Bank's receipt of a certification of such Participant's Disability.

         2.4      Level of Benefit Payments.

         (a) A Participant who retires as a Director on or after his or her Retirement Date and who enters into an agreement with the Savings Bank to be a consulting director of the Savings Bank (in a form similar to that contained at Schedule A hereto) shall receive the Retirement Benefit Amount for a period of 120 monthly payments, except as otherwise detailed at Section 2.4(b); The Retirement Benefit Amount shall be calculated as a percentage of the sum of the highest monthly Board retainer and monthly Board meeting fee paid by the Bank to the Participant during the three year period preceding such Participant's retirement from the Board. Notwithstanding anything herein to the contrary, in the event that the Participant receives compensation during the three year period preceding such Participant's retirement for service as the Chairman of the Board of Directors, such Participant's compensation for purposes of calculation of the Retirement Benefit Amount shall be determined based upon the compensation that such Participant received or would have received for service solely as a Director and shall exclude any additional compensation that such Participant may have received for service as the Chairman above that which would have been paid for service solely as a Director.

                  Years of Service                Percentage of
                   at Retirement                  Retirement Benefit Amount
                   -------------                  -------------------------

                10 but less than 15                         30%
                15 but less than 20                         45%
                20 or more                                  60%


         (b) Notwithstanding anything herein to the contrary, the Retirement Benefit Amount shall be payable to a Participant or Beneficiary for an additional period of 24 months for each additional period of five (5) Years of Service completed by the Director in excess of twenty (20) Years of Service as of their actual Retirement Date; (for example, the Retirement Benefit Amount shall be payable for a period of 144 monthly payments for those Directors who shall have completed not less than 25 years of service as of their actual Retirement Date).

         2.5 Death of Participant. Upon the death of a Participant who is receiving benefit payments under the Plan prior to his or her death, the remaining payments to be made under the Plan (if any) shall be paid to the Beneficiary, during such Beneficiary's lifetime after the Participant's death. Upon the death of a Participant who is not receiving benefit payments under the Plan prior to his or her death who as of the date of death otherwise meets the requirements of the Plan, regardless of whether he or she meets the minimum age set forth at Section 2.1, the Savings Bank shall pay to the Beneficiary the Retirement Benefit Amount set forth at Article II, Section 2.4, during such Beneficiary's lifetime. If a Beneficiary dies prior to receiving all payments of the Retirement Benefit Amount, then the remaining monthly payments will be paid to such Beneficiary's estate, unless the Participant shall have designated Contingent Beneficiaries in writing on forms provided for this purpose by the Committee, which written designations may be changed from time to time by similar written notice to the Committee. Such written designations shall only be effective upon actual delivery to and acknowledgment by the Committee. References to beneficiaries in the will of a Participant shall not be binding on the Plan.

         2.6 Notice of Retirement. A director electing to participate in the Plan shall deliver written notice ("Notice") to the Board not less than thirty
(30) days prior to the actual Retirement Date that such Director elects to participate in the Plan. Such Notice, in a form similar to that contained at Schedule A hereto, shall specify the date of such retirement from the Board as a Director and the Participant's availability as a Consulting Director. A Participant who terminates service as a Director upon death, Disability, or a Change in Control shall not be required to deliver such Notice in order to be entitled to receive benefits under the Plan.

         2.7       Section 409A Compliance.

(a) Notwithstanding anything herein to the contrary, the Committee shall make reasonable efforts to administer the Plan and make benefit payments hereunder in a manner that is not deemed to be contrary to the requirements set forth at Section 409A of the Code and regulations and notices promulgated thereunder such that any payments made would result in the requirement for the recipient of such payments to pay additional interest and taxes to be imposed in accordance with Section 409A(a)(1)(B) of the Code; provided, however, neither the Bank, nor the Committee shall have any responsibility to a Participant or Beneficiary with respect to any tax liabilities that may be applicable to any payments made by the Plan.

(b) If any provision of the Plan shall be determined to be inconsistent with the requirements of Section 409A of the Code, then, the Plan shall be construed, to the maximum extent possible, to give effect to such provision in a manner consistent with Section 409A of the Code, and if such construction is not possible, as if such provision had never been included.

(c)      Delay of Payment Commencement to Specified Employees.
         Notwithstanding any provision in the Plan to the contrary, if a Participant is a Specified Employee, such Participant's benefit payments shall become first payable to him or her as of the first day of the seventh month next following his or her Retirement Date, or other termination of service, if and only if such payments, if made earlier, would result in the recipient of such payments to pay additional interest and taxes to be imposed in accordance with Section 409A(a)(1)(B) of the Code; provide that such payment delay shall not be required in the event of the death of a Participant. "Specified Employee" shall mean a key employee who, at any time during the plan year, is (i) an officer of the Savings Bank having an annual compensation greater than $130,000 (as indexed), (ii) a 5-percent owner of Savings Bank, or (iii) a 1-percent owner of the Savings Bank having an annual compensation from the Savings Bank greater than $150,000; provided, however, that this subparagraph shall only be effective if the stock of the Bank or a parent corporation is publicly traded as set forth at Section 409A(a)(2)(B)(i).

                                   ARTICLE III

                           INSURANCE/OTHER INVESTMENTS

         3.1 Ownership of Insurance. The Savings Bank, in its sole discretion, may elect to purchase one or more life insurance policies on the lives of Participants in order to provide funds to the Savings Bank to pay part or all of the benefits accrued under this Plan. All rights and incidents of ownership in any life insurance policy that the Savings Bank may purchase insuring the life of the Participant (including any right to proceeds payable thereunder) shall belong exclusively to the Savings Bank or its designated Trust, and neither the Participant, nor any beneficiary or other person claiming under or through him or her shall have any rights, title or interest in or to any such insurance policy. The Participant shall not have any power to transfer, assign, hypothecate or otherwise encumber in advance any of the benefits payable thereunder, nor shall any benefits be subject to seizure for the benefit of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any life insurance policy purchased pursuant hereto and any proceeds payable thereunder shall remain subject to the claims of the Savings Bank's general creditors.

         3.2 Physical Examination. As a condition of becoming or remaining covered under this Plan, each Participant, as may be requested by the Savings Bank from time to time shall take a physical examination by a physician approved by an insurance carrier. The cost of the examination shall not be borne by the Participant. The report of such examination shall be transmitted directly from the physician to the insurance carrier designated by the Savings Bank to establish certain costs associated with obtaining insurance coverages as may be deemed necessary under this Plan. Such examination shall remain confidential among the Participant, the physician and the insurance carrier and shall not be made available to the Savings Bank in any form or manner.

         3.3 Death of Participant. On death of the Participant, the proceeds derived from such insurance policy, if any, shall be paid to the Savings Bank or its designated Trust.

                                   ARTICLE IV

                         TRUST/NON-FUNDED STATUS OF PLAN

         4.1 Trust/Non-Funded Status of Plan. Except as may be specifically provided, nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Savings Bank and the Participant or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Savings Bank. No person other than the Savings Bank shall by virtue of the provisions of this Plan have any interest in such funds. The Savings Bank shall not be under any obligation to use such funds solely to provide benefits hereunder, and no representations have been made to any Participant that such funds can or will be used only to provide benefits hereunder. To the extent that any person acquires a right to receive payments from the Savings Bank under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Savings Bank.

         In order to facilitate the accumulation of funds necessary to meet the costs of the Savings Bank under this Plan (including the provision of funds necessary to pay premiums with respect to any life insurance policies purchased pursuant to Article III, and to pay benefits to the extent that the cash value and/or proceeds of any insurance policies are not adequate to make payments to a Participant or Beneficiary when such payments shall become due under the Plan), the Savings Bank may enter into a Trust Agreement. The Savings Bank, in its discretion, may elect to place any life insurance policies purchased pursuant to
Article III into a Trust. In addition, the Board may (in its sole discretion) place in said Trust such additional amounts as it deems appropriate from time to time. To the extent that the assets of said Trust and/or the proceeds of any life insurance policy purchased pursuant to Article III are not sufficient to pay benefits accrued under this Plan, such payments shall be made from the general assets of the Savings Bank.

                                    ARTICLE V

                                     VESTING

         5.1 Vesting. All benefits under this Plan are deemed non-vested and forfeitable prior to a Participant meeting the requirements set forth at Sections 2.1, 2.2, 2.3 and 2.5 herein. All benefits payable hereunder shall be deemed 100% vested and non-forfeitable by the Participant upon his or her meeting the requirements set forth at Sections 2.1, 2.2, 2.3 or 2.5 herein. No benefits shall be deemed payable hereunder for any period prior to the time that such benefits shall be deemed 100% vested and non-forfeitable.

                                   ARTICLE VI

                                   TERMINATION

         6.1 Termination. All the rights of a Participant shall terminate immediately upon the Participant ceasing to be in the active service of the Savings Bank prior to the time that benefits payable under the Plan shall be deemed to be 100% vested and non-forfeitable in accordance with Article V. A leave of absence approved by the Board shall not constitute a cessation of service within the meaning of this Section 5.1.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         7.1 Other Benefits. Nothing in this Plan shall diminish or impair a Participant's eligibility, participation or benefit entitlement under any other benefit, insurance or compensation plan or agreement of the Savings Bank now or hereinafter in effect.

         7.2 No Effect on Employment or Service. This Plan shall not be deemed to give any Participant or other person in the employ or service of the Savings Bank any right to be retained in the employment or service of the Savings Bank, or to interfere with the right of the Savings Bank to terminate any Participant or such other person at any time and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in this Plan.

         7.3 Legally Binding. The rights, privileges, benefits and obligations under this Plan are intended to be legal obligations of the Savings Bank and binding upon the Savings Bank, its successors and assigns.

         7.4 Modification. The Savings Bank, by action of the Board of Directors, reserves the exclusive right to amend, modify, or terminate this Plan. Any such termination, modification or amendment shall not terminate or diminish any rights or benefits accrued by any Participant prior thereto without regard to whether such rights or benefits shall be deemed vested as of such date. The Savings Bank shall give thirty (30) days notice in writing to any Participant prior to the effective date of any amendment, modification or termination of this Plan.

         7.5 Arbitration. Any controversy or claim arising out of or relating to the Plan or the breach thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, with such arbitration hearing to be held at the offices of the American Arbitration Association ("AAA") nearest to the home office of the Savings Bank, unless otherwise mutually agreed to by the Participant and the Savings Bank, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         7.6 Limitation. No rights of any Participant are assignable by any Participant or Beneficiary, in whole or in part, either by voluntary or involuntary act or by operation of law. The rights of a Participant or Beneficiary hereunder are not subject to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance or garnishment by creditors of the Participant or Beneficiary. Further, a Participant's rights under the Plan are not subject to the debts, contracts, liabilities, engagements, or torts of any Participant. No Participant or Beneficiary shall have any right under this Plan or right against any assets held or acquired pursuant thereto other than the rights of a general, unsecured creditor of the Savings Bank pursuant to the unsecured promise of the Savings Bank to pay the benefits accrued hereunder in accordance with the terms of this Plan. The Savings Bank has no obligation under this Plan to fund or otherwise secure its obligations to render payments hereunder to a Participant or Beneficiary. No Participant or Beneficiary shall have any discretion in the use, disposition, or investment of any asset acquired or set aside by the Savings Bank to provide benefits under this Plan.

         7.7 ERISA and IRC Disclaimer. It is intended that the Plan be neither an "employee welfare benefit plan" nor an "employee pension benefit plan" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Further, it is intended that the Plan will not cause the interest of a Participant under the Plan to be includable in the gross income of such Participant prior to the actual receipt of a payment under the Plan for purposes of the Internal Revenue Code of 1986, as amended ("IRC").

         7.8      Regulatory Matters.

         (a) The Participant or Beneficiary shall have no right to receive compensation or other benefits in accordance with the Plan for any period after termination of service for Just Cause. Termination for "Just Cause" shall include termination because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Plan.

         (b) Notwithstanding anything herein to the contrary, any payments made to a Participant or Beneficiary pursuant to the Plan shall be subject to and conditioned upon compliance with 12 USC ss.1828(k) and any regulations promulgated thereunder.

         7.9 Incompetency. If the Savings Bank shall find that any person to whom any payment is payable under the Plan is deemed unable to care for his or her personal affairs because of illness or accident, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Savings Bank to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board may determine in its sole discretion. Any such payments shall constitute a complete discharge of the liabilities of the Savings Bank under the Plan.

         7.10 Construction. The Committee shall have full power and authority to interpret, construe and administer this Plan and the Committee's interpretations and construction thereof, and actions thereunder, shall be binding and conclusive on all persons for all purposes. Directors of the Savings Bank shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful, gross misconduct or lack of good faith.

         7.11 Plan Administration. The Board shall administer the Plan; provided, however, that the Board may appoint an administrative committee (i.e., the Committee) to provide administrative services or perform duties required by this Plan. The Committee shall have only the authority granted to it by the Board.

         7.12 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of New Jersey ("State"), except to the extent that federal law shall be deemed to apply.

         7.13 Successors and Assigns. The Plan shall be binding upon any successor or successors of the Savings Bank, and unless clearly inapplicable, reference herein to the Savings Bank shall be deemed to include any successor or successors of the Savings Bank.

         7.14 Sole Agreement. The Plan expresses, embodies, and supersedes all previous agreements, understandings, and commitments, whether written or oral, between the Savings Bank and any Participants hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Savings Bank has caused the Plan, as amended and restated, to be executed by its duly authorized officer.


                                         Millington Savings Bank




___________________                      By:     _______________________________
Date
                                         Title:  _______________________________


___________________                      _______________________________________
Date                                     Witness

                                   SCHEDULE A

                             MILLINGTON SAVINGS BANK
                             MILLINGTON, NEW JERSEY



                   DIRECTORS' CONSULTATION AND RETIREMENT PLAN

                     NOTICE OF RETIREMENT AND PARTICIPATION


         WHEREAS, the Board of Directors of Millington Savings Bank, Millington, New Jersey ("Savings Bank") has previously adopted the Millington Savings Bank Directors Consultation and Retirement Plan ("Plan"); and

         WHEREAS, upon retirement as a Director, I am eligible to elect to participate in the Plan.

         My signature below hereby evidences my request to the Savings Bank of my election to participate in the Plan, as follows:

          1. This election to participate in the Plan is being delivered to the Savings Bank effective ________________;

          2. I hereby resign as a director of the Savings Bank as of _____________________ ("Retirement Date");

          3. Upon retirement from the Board as of the Retirement Date, I shall be appointed as a Consulting Director to the Savings Bank and shall be available to advise the Savings Bank from time to time on business and community relations matters as may be requested;

          4. As a Consulting Director, I will not have any specific duties or responsibilities, except as may be specifically requested from time to time by the Board;

          5.   Compensation  as a Consulting  Director  shall be as specified at
               Article II of the Plan as a consulting retainer and retirement benefit;

          6.   Except  as  otherwise   detailed  by  me  in  writing  previously
               delivered to the Bank, any benefits payable in accordance with the Plan on or after my death shall be payable to my spouse if then living and the estate of my spouse thereafter, if applicable. If my spouse should predecease me, then upon my death, all benefit payments shall be payable to my estate;

          7. I hereby request that benefit payments shall commence as of the first business day of the calendar month immediately following my Retirement Date or such later date that may be elected in accordance with the Plan; provided that any such later date requested by a Participant shall be requested in writing not less than one year prior to the Retirement Date and such commencement date shall be not earlier than five years from the Retirement Date. I hereby request that benefit payments shall commence as of ________________ (but in no event prior to my attaintment of age
               65).

          8. I understand that the above listed items constitute the only benefits that shall be delivered to me as a Participant in the Plan as further detailed in the Plan.

Entered into on such date as noted below:






Accepted:  _________________________________________             _______________
                     Retiring Director                           Date




Accepted:  _________________________________________             _______________
                     For the Savings Bank                        Date